Exhibit 5.1

Letterhead of Baker & McKenzie LLP

December 19, 2011

Pilgrim’s Pride Corporation

1770 Promontory Circle

Greeley, Colorado 80634

Ladies and Gentlemen,

We have acted as U.S. counsel to Pilgrim’s Pride Corporation, a Delaware corporation (the “Company”), in connection with the preparation of the registration statement on Form S-3 (the “Registration Statement”) to be filed on or about the date hereof by the Company with the Securities and Exchange Commission (the “SEC”). The Registration Statement relates to the distribution by the Company to its stockholders of nontransferable subscription rights (the “Subscription Rights”) entitling the holders thereof to purchase up to 44,444,444 shares of the Company’s common stock, par value $0.01 per share (the “Rights Shares”), subject to adjustment for fractional shares in accordance with the Registration Statement, to be issued in connection with the Company’s distribution to holders of its common stock, as described in the Registration Statement. The Subscription Rights and the Rights Shares are collectively referred to herein as the “Securities.”

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Amended and Restated Certificate of Incorporation of the Company and the Amended and Restated Corporate Bylaws of the Company, each as amended to the date hereof, (ii) resolutions adopted by the board of directors of the Company, (iii) the form of Registration Statement relating to the Securities, and (iv) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.

As to any facts material to our opinion, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company.

In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct, (ii) all signatures on all documents examined by us are genuine, (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents, (iv) each natural person signing any document reviewed by us had the legal capacity to do so, (v) each person signing in a representative capacity (other than on behalf of the Company) any document reviewed by us had authority to sign in such capacity, and

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(vi) the Registration Statement, and any amendments thereto (including any post-effective amendments), will have become effective and comply with all applicable laws and such effectiveness shall not have been terminated or rescinded. We have assumed that the Securities will be executed and delivered in substantially the form reviewed by us.

Based on the foregoing, we are of the opinion that:

1. the Subscription Rights have been duly authorized and, when issued, will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity); and

2. the Rights Shares have been duly authorized and, when issued and delivered against payment therefor upon due exercise of Subscription Rights as contemplated in the Registration Statement, the Rights Shares will be validly issued, and fully paid and non-assessable.

The foregoing opinions are limited in all respects to the Delaware General Corporation Law and the federal laws of United States of America, and we do not express any opinions as to the laws of any other jurisdiction. This opinion is limited to the laws, including the rules and regulations, as in effect on the effective date of the Registration Statement, which laws are subject to change with possible retroactive effect and to the facts as they presently exist. We assume no obligation to revise or supplement this opinion or advise you of any changes in any matter set forth herein after the effective date of the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the SEC issued thereunder.

Very truly yours,

/s/ Baker & McKenzie LLP